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                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEEN
                        DIAMOND MULTIMEDIA SYSTEMS, INC.
                               AND S3 INCORPORATED



         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1999 (this "Amendment"), by and among DIAMOND MULTIMEDIA SYSTEMS, INC., a Delaware corporation (the "Company"), S3 INCORPORATED, a Delaware corporation (the "Acquiror"), and DENMARK ACQUISITION SUB, INC., a Delaware corporation (the "Merger Subsidiary").

                                    RECITALS


         WHEREAS, the Company and Acquiror are parties to the Agreement and Plan of Merger, dated June 21, 1999 (the "Merger Agreement");

         WHEREAS, pursuant to the terms of the Merger Agreement, Merger Subsidiary, a wholly owned subsidiary of Acquiror, shall be merged with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease and the Company shall be the surviving corporation;

         WHEREAS, Section 7.10 of the Merger Agreement contemplates that Merger Subsidiary shall execute an amendment to the Merger Agreement and thereby become a party to the Merger Agreement;

         WHEREAS, Section 10.3 of the Merger Agreement provides, generally, that the Merger Agreement may be amended in writing by the parties thereto; and

         WHEREAS, the respective Boards of Directors of the Company, Acquiror and Merger Subsidiary have approved this Amendment, and deem it advisable and in the best interests of each corporation and its respective stockholders;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Amendment of Merger Agreement. The Merger Agreement is hereby amended, pursuant to Sections 7.10 and 10.3 thereof, to add Merger Subsidiary as a party thereto, such that Merger Subsidiary is hereby bound to the terms thereof.

         Section 2. Full Force and Effect. Except as set forth in Section 1 of this Amendment, the Merger Agreement is not being otherwise amended, supplemented or modified, and the terms, conditions and agreements set forth in the Merger Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         Section 3. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

         Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed, all as of the date first written above.


                                   S3 INCORPORATED


                                            /S/ KENNETH F. POTASHNER
                                   By  ____________________________________
                                         Kenneth F. Potashner
                                         President and Chief Executive Officer


                                   DIAMOND MULTIMEDIA SYSTEMS, INC.


                                            /S/  WILLIAM J. SCHROEDER
                                   By  ___________________________________
                                         William J. Schroeder
                                         President and Chief Executive Officer


                                   DENMARK ACQUISITION SUB, INC.


                                           /S/  KENNETH F. POTASHNER
                                   By  ____________________________________
                                         Kenneth F. Potashner
                                         President